QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-225734) and to the Registration Statement on Form S-1 (No. 333-225410) and related Prospectus of Catabasis Pharmaceuticals, Inc. for the registration of common stock to be issued upon the exercise of warrants and to the incorporation by reference therein of our report dated March 14, 2019, with respect to the consolidated financial statements of Catabasis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 13, 2019

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm